AMERICAN FINANCIAL CORPORATION

             EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in Registration Statement No. 33-59989 on Form S-3 and Registration Statement No. 33-63411 on Form S-3 both pertaining to Secondary Offerings of 9-3/4% Debentures due 2004 of our report dated March 25, 1997, with respect to the consolidated financial statements and schedules of American Financial Corporation included in the Annual Report on Form 10-K for the year ended December 31, 1996.




                                             ERNST & YOUNG LLP
     Cincinnati, Ohio
     March 26, 1997

                                 E-4